SUBSCRIPTION FORM
Registration:
____individual ____joint tenants ____tenants in common ____custodian ____trustee XX_other (specify)

Tensleep Financial Corporation 91-2015224
____________________________________________________________________________________________
First Name M.I. Last Name Soc. Sec. Number
____________________________________________________________________________________________
First Name M.I. Last Name Soc. Sec. Number

C/O 79860 Tangelo
______________________________________________________________ If held for a beneficiary, please indicate
Street Address                                                  state of residence of the beneficiary.

La Quinta CA 92253
______________________________________________________________________
City State Zip Code

Make check payable to: RX HealthCare Systems, Ltd. Cancellation of Debt for License Agreement

Amount Invested: Number of Shares Purchased (Minimum 100 Units) 5,200 @ $25 per Unit = $130,000.

Mail Check and Subscription to: RX Healthcare Systems, Ltd.
                                3631 East 7th Avenue Parkway
                                Denver, CO 80206
Dealer Information:
Name of firm: _____________________________________________
Name of Representative: _____________________________________________
Address: _____________________________________________
Telephone: (____) ____________________
___________________________________________________________________________________________
Company use only
Number of Shares to be issued 5,200 Investment Units Shares rejected ____________
Authorized Signature __/s/Ronald S. Tucker_______________________________
This Copy for Company